UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 7, 2010 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement

On September 7, 2010, US Geothermal Inc. (the "Company") and its subsidiary, Oregon USG Holdings LLC ("Oregon USG"), entered into agreements with Enbridge (U.S.) Inc. ("Enbridge"), a subsidiary of Enbridge Inc., to form a strategic and financial partnership with Enbridge in which Enbridge will invest up to $23,800,000 in the Neal Hot Springs geothermal project in eastern Oregon, which is discussed in more detail below.

The Enbridge equity investment in the Neal Hot Springs project will fully fund the remaining equity share of the construction costs, with the balance of the construction costs being funded by the previously announced U.S. Department of Energy ("DOE") conditional commitment for a project loan. Subject to adjustment, Enbridge will acquire 20% direct ownership interest in the project and will receive 24% of the Investment Tax Credit cash grant. U.S. Geothermal has now already invested approximately $13.0 million in USG Oregon LLC, its subsidiary that owns the project.

Ownership of Oregon USG

In connection with the Company’s strategic partnership with Enbridge, the Company and Oregon USG entered concurrently into (i) an amended and restated limited liability company agreement of Oregon USG Holdings LLC by and among the Company, Oregon USG and Enbridge (the "LLC Agreement") and (ii) a membership interest purchase and sale agreement by and among the Company, Oregon USG and Enbridge (the "Purchase Agreement").

The LLC Agreement, among other things, sets forth the rights and obligations of the Company and Enbridge with respect to their ownership of Oregon USG.

Capital Contributions

Under the LLC Agreement, the Company’s capital contribution to Oregon USG consisted of property and an initial cash contribution of $13,000,000 (the "Cash Capital Contribution"), of which $8,665,851 had been funded by the Company and expended by Oregon USG prior to the execution date of the LLC Agreement and the remaining $4,334,149 is to be funded prior to closing the DOES Project Loan. In total, the Company’s capital contribution had a fair market value of $75,204,000 (the "Total Capital Contribution"). Pursuant to the Purchase Agreement and under the terms of the LLC Agreement, Enbridge provided an initial cash contribution of $1,000, together with a loan to Oregon USG of $5,000,000 (the "Initial Capital Contribution"), which will automatically convert to an equity contribution upon the closing of the previously announced project loan from the U.S. Treasury's Federal Financing Bank (the "Project Loan"), which is guaranteed by the Department of Energy (the "DOE"), as discussed below.

Enbridge also agreed to contribute, at the election of the Board, up to $13,800,000 in additional capital (the "Capital Commitment") prior to completion of the Neal Hot Springs project. Enbridge is not required to contribute the Capital Commitment if certain conditions are not met, including the close of the Project Loan, contribution by the Company of the full Cash Capital Contribution and recognition by the Federal Financing Bank that at least $8,000,000 of the Company’s Cash Capital Contribution satisfies certain conditions placed on the Project Loan by the DOE (the "Loan Commitment"). The Company is permitted to make additional capital contributions to the extent necessary to satisfy the Loan Commitment.

In the event Oregon USG requires funds in excess of the equity contributed by the Company and Enbridge described in the preceding paragraphs, Enbridge agreed to contribute the first $5,000,000 (the "Enbridge-Only Additional Capital Contributions"), with any additional capital contributions in excess of the Enbridge-Only Additional Capital Contributions to be provided by the Company and Enbridge based on their pro rata share of their Membership Interest, as defined below. Enbridge is entitled to an increased internal rate of return on any Enbridge-Only Additional Capital Contributions.

Membership Interests, Treasury Grant Percentages and Adjustments

Each of the Company and Enbridge has a separate Treasury Grant percentage, reflecting each company’s share of the actual amount of the renewable energy tax credit cash grant Oregon USG receives from the U.S. Department of Treasury ("Treasury Grant"), and a separate percentage interest in Oregon USG ("Membership Interest"). The Company and Enbridge have an 80% and 20% Membership Interest, respectively, and a 30% and 70% Treasury Grant percentage, respectively, in Oregon USG, subject to certain adjustments. Prior to the allocation of the Treasury Grant to the Company and Enbridge, it first funds reserves of Oregon USG, funding for wellfields and repayments of the Project Loan, so that Enbridge’s effective share of the Treasury Grant is approximately 24%.

Enbridge’s Treasury Grant percentage in Oregon USG shall be increased pursuant to each capital contribution Enbridge makes in excess of its Initial Capital Contribution of $5,001,000, together with its Capital Commitment of up to $13,800,000 in a manner such that Enbridge shall receive an internal rate of return on its additional capital contribution. The Company’s Treasury Grant percentage shall decrease by a corresponding percentage. In the event that Enbridge’s Treasury Grant percentage reaches 100%, Enbridge’s and the Company’s Membership Interests shall then be adjusted in the same manner as the Treasury Grant percentage.

The Company’s and Enbridge’s Treasury Grant percentages and Membership Interests are also subject to adjustment to reflect each company’s internal rate of return in the event that the Neal Hot Springs project reservoir only supports two modules instead of the currently anticipated three modules, Oregon USG fails to receive a Treasury Grant or the Treasury Grant is in a lesser amount than expected.

Representations, Warranties and Indemnification

The Company and Enbridge made customary representations and warranties under the LLC Agreement and the Purchase Agreement, including those related to due formation and authorization of the LLC Agreement, no conflicts with other agreements or law, receipt of all required governmental authorizations, no pending litigation and compliance with securities laws. The LLC Agreement provides for Oregon USG’s indemnification of its members, managers and officers to the fullest extent of the law.

Under the Purchase Agreement, the Company also provided Enbridge with a number of representations, warranties and indemnifications as to the Company’s and Oregon USG’s title and lease rights to the Neal Hot Springs project, the environmental status of the Neal Hot Springs project properties and the legality and reliability of documents, data and knowledge of key management. The aggregate liability for a breach of any representation or warranty under the Purchase Agreement or for breach of the Purchase Agreement itself is limited to $7,500,000.

Management and Control

Subject to certain limitations, the business of Oregon USG shall be managed by a board of managers of Oregon USG (the "Board"). The Board shall be comprised of three managers, two of which are appointed by the Company and one of which is appointed by Enbridge. Certain major decisions affecting Oregon USG shall be approved by unanimous consent of all members of Oregon USG, including but not limited to, amending the operating agreement, admitting a new member and incurring debt, approving the annual budget and any expenditures, which in the aggregate, exceed 10% of the annual budget (except in an emergency), approving certain transactions with affiliates or other interested persons, approving any Project Loan documents if the terms of such documents are materially inconsistent with the terms of the Project loan on the effective date of the LLC Agreement and approval of any additional capital contributions by Enbridge exceeding the Enbridge-Only Additional Capital Contributions.

The LLC Agreement also provides that upon obtaining the financing provided by the Project Loan, the Company and the Board shall use commercially reasonable efforts to commence construction of the Neal Hot Springs project in accordance with the LLC Agreement and other documents relating to the Project Loan.

In addition, under the LLC Agreement, the Company has given Enbridge the right to purchase or invest, on a pro rata basis based on the Company’s and Enbridge’s Membership Interests, in any geothermal electric power generation project that the Company purchases or invests in within a limited geographic area specified in the LLC Agreement which generally consists of areas leased in connection with the Neal Hot Springs project. that comprises Oregon USG’s current land position.

Convertible Promissory Note and Parent Guarantee

In connection with the strategic partnership of the Company and Enbridge, and executed concurrently with the LLC Agreement and the Purchase Agreement, Oregon USG issued an unsecured convertible promissory note (the "Note") to Enbridge in the amount of $5,000,000. The note bears interest at an annual rate of 4.75% and is due on September 30, 2011, subject to earlier acceleration or conversion. Upon the closing of the Project Loan, the principal amount and all accrued and unpaid interest of the Note shall automatically convert into and be treated as a cash contribution by Enbridge to Oregon USG, consistent with the terms of the LLC Agreement described above. Payment may be accelerated by Enbridge upon an event of default, which includes, in addition to customary events of default, communication from the DOE that it will not or does not intent to guarantee the Project Loan, and within 60 days of such communication, the DOE does not communicate in writing that it intends to recommence negotiations in connection with its guaranty.

The Company also entered into a guarantee agreement (the "Guarantee Agreement") with Enbridge, concurrently with the agreements described above, in which the Company conditionally guaranteed the amount Oregon USG owes to Enbridge under the Note. The Company’s payment obligations to Enbridge are not triggered until 120 days after the date the Note becomes due and payable, and are subject to the occurrence of certain conditions.

The foregoing descriptions of the LLC Agreement, Purchase Agreement, Note and Guarantee Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of such agreements, which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q for the period ended September 30, 2010.

Neal Hot Springs Project

At Neal Hot Springs, Oregon USG is constructing a new modular, air-cooled binary cycle power plant manufactured by TAS Energy Inc. of Houston, Texas, with gross capacity of 35 megawatts and an average annual output subject to seasonal and other variations of 23 net megawatts of electricity. Fixed-price equipment supply and firm-price construction prices for the plant and the other associated costs have been secured from the equipment supplier and the construction contractor. The anticipated commercial operations date is the fourth quarter of 2012. Up to 25 megawatts of the electrical output from the Neal Hot Springs project is sold through 2032 under the terms of a previously announced power purchase agreement with Idaho Power Company, a subsidiary of IdaCorp.

The Enbridge equity investment in the Neal Hot Springs project will fully fund the remaining equity share of the construction costs, with the balance of the construction costs being funded by the Project Loan. The Neal Hot Springs development project is the first geothermal project to be offered a DOE loan guarantee, which was created by the Energy Policy Act of 2005 to support the deployment of innovative clean energy technologies.

Liquidity of U.S. Geothermal

After allocating $4,334,149 to the Neal Hot Springs Project, we believe our current cash and liquid investments are adequate to fund our general operating activities for the next six months. We anticipate that additional funding may be raised through the issuance of equity, although there can be no assurance that we can complete such financing upon terms favorable to the company, or at all. Failure to raise additional capital may result in delays in the developments of other geothermal projects or the inability to satisfy the conditions of the DOE loan guarantee if additional funds are needed at Neal Hot Springs for additional drilling and testing to establish 22 MW development.

Forward Looking Statements

The information provided in this report may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated development of Neal Hot Springs project, including financing, megawatt output and schedule. These statements are based on the Company’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described, including but not limited to, satisfaction of the conditions to receive a project loan under the DOE loan guarantee, risks and delays relating to construction, increased costs relating to construction and the need for additional financing. Readers are cautioned to review the risk factors identified by the Company in its filings with Canadian and US securities agencies. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. The Company assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 8, 2010, the Company issued a press release with respect to the strategic investment of Enbridge in Neal Hot Springs. The press release is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press release of U.S. Geothermal Inc. dated September 8, 2010

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 13, 2010	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer